UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

566 Queensbury Avenue,

Queensbury, New York 12804

(Address of principal executive offices)

(212) 489-2100

(Registrant’s telephone number, including area code)

1633 Broadway, Suite 22C,

New York, New York 10019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 18, 2024, Delcath Systems, Inc. (the “Company”) appointed Martha S. Rook, Ph.D., as Chief Operating Officer of the Company. As previously reported on February 12, 2024, John Purpura notified the Company of his intent to retire as the Company’s Chief Operating Officer, with plans to remain with the Company until such time as his successor was named. Accordingly, Mr. Purpura and the Company have entered into a consulting agreement pursuant to which Mr. Purpura has agreed to provide services to the Company for a period of six months and the Company has agreed to vest 91,596 of his Stock Options over his consultancy period and extend the expiry period of his Options until September 19, 2025, contingent on Mr. Purpura’s continued compliance with his Employment Agreement.

Ms. Rook, 53, joins the Company from insitro Inc., where she served as Chief Technical Operations Officer from January 2022 to March 2024. Prior to that, Ms. Rook served as Sigilon Therapeutics, Inc.’s Chief Technical Operations Officer from April 2021 to December 2021 and, before that, Ms. Rook served as a Senior Vice President and Head of Chemistry Manufacturing Controls and Analytics from November 2018 to March 2020 at Sigilon. Ms. Rook received her Ph.D. in biochemistry from the Massachusetts Institute of Technology and holds a B.S. in chemistry from Texas A&M University. She pursued postdoctoral studies in neuroscience as an Edward R. and Anne G. Lefler Fellow at Harvard Medical School’s Center for the Study of Neurodegenerative Disorders.

Ms. Rook will receive an annual base salary of $425,000, pro-rated for 2024, a bonus of up to 40% of her pro-rated annual base salary, subject to certain bonus achievements, for fiscal year 2024, and an inducement equity grant consisting of an option to purchase 125,000 shares of common stock of the Company, at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on March 18, 2024, which shall vest in equal monthly installments over thirty-six months, with the first such vesting to occur on March 18, 2024, and monthly thereafter for so long as Ms. Rook remains an employee of the Company (and subject to the terms and conditions of the Company’s 2023 Inducement Plan). There are no arrangements or understandings between Ms. Rook and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Rook and any director or executive officer of the Company and Ms. Rook has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On March 18, 2024, the Company issued a press release announcing Ms. Rook’s appointment as Chief Operating Officer of the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: March 19, 2024	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Executive Officer